AMENDMENT NO. 1
MANAGEMENT EMPLOYMENT AGREEMENT

Effective immediately, the Management Employment Agreement by and between the undersigned employee and Lantis Laser, Inc., a Nevada corporation (the "Company"), entered into as of January 1, 2006 (the "Management Employment Agreement"), shall be amended as follows:

1. Section 3.2 is hereby amended to be and read in its entirety as follows:

   "3.2 The EMPLOYEE shall have the right to take the salary, in whole or in part, in COMPANY shares of common stock issued by the COMPANY, such number of Company shares to be based upon a price equal to the average bid price of the stock for the prior 30 days."

2. Section 3.3 is hereby amended to be and read in its entirety as follows:

   "3.3 The salary stated in this Agreement shall be reviewed, determined and adjusted by the Board of Directors and/or its Compensation Committee as the Company progresses through development into an operating company. Any accrued salary will continue to accrue unless the Employee desires to take the accrued salary in the form of Company shares of common stock or until the Board of Directors and/or its Compensation Committee believes the COMPANY's cash position allows it to pay such accrued salary in cash, provided, however, that any unpaid salary shall accrue for a maximum of three years, after which such accrued and unpaid salary, if any, will be paid in the form of a convertible note bearing interest at the rate of 5% per annum, convertible into shares of common stock at a conversion price equal to the average bid price for 10 days prior to conversion."

Capitalized terms not otherwise defined in this amendment shall have the respective meanings ascribed to them in the Management Employment Agreement.

IN WITNESS WHEREOF, each of the undersigned has executed this amendment as of the 12TH day of February, 2008.

LANTIS LASER INC.		**ACCEPTED AND AGREED:**	
By:	[signature]	Signature:	[signature]
Name:	STANLEY B BARON	Name:	Craig Gimbel DDS
Title:	CHAIRMAN, PRESIDENT & CEO		